                                                                   EXHIBIT 99.2
                                                                   ------------

ITEM 7(b)

UNAUDITED PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL INFORMATION

        The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to be indicative of the future results or financial position of Radiance Medical Systems, Inc. (formerly Cardiovascular Dynamics, Inc.) or what the results of operation or financial position would have been had the acquisition been effected on the date indicated. The information should be read in conjunction with the audited financial statements of the Registrant and CVD/RMS Acquisition Corp. ("RMS Acquisition") (formerly Radiance Medical Systems, Inc.) incorporated by reference in this document.

        The unaudited pro forma condensed combined financial information of Registrant, RMS Acquisition and Clinitec GmbH ("Clinitec") set forth below gives effect to the acquisitions of the former Radiance (now RMS Acquisition) and Clinitec under the purchase accounting method, as if the acquisition had occurred as of August 15, 1997 and January 1, 1998 for the (former) Radiance and as of January 1, 1997 for Clinitec for the pro forma condensed combined statements of operations for the periods ended December 31, 1997 and September 30, 1998, respectively, and as of September 30, 1998, for the pro forma condensed combined balance sheet.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                          RMS
                                       REGISTRANT(a)  ACQUISITION   CLINITEC    PRO FORMA
                                         ACTUAL(b)     ACTUAL(c)    ACTUAL(d)  ADJUSTMENTS    PRO FORMA
                                       -------------  -----------   ---------  -----------    ---------
                                                                 (In thousands)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATE:
Revenue:
  Sales...............................   $ 11,332     $     --      $    301     $     --     $ 11,633
Costs and expenses:...................
  Cost of sales.......................      6,418           --           560           --        6,978
  Research and development............      7,041          132            --          316 (1)    7,489
  Marketing and sales.................      6,691           --           442           --        7,133
  General and administrative..........      2,179           18            --           --        2,197
                                         --------     --------      --------     --------     --------
Total operating costs and expenses....     22,329          150         1,002          316       23,797
                                         --------     --------      --------     --------     --------
Loss from operations..................    (10,997)        (150)         (701)        (316)     (12,164)
Other income..........................      2,225           19            --          (23)(2)    2,221
                                         --------     --------      --------     --------     --------
Net loss..............................   $ (8,772)    $   (131)     $   (701)    $   (339)    $ (9,943)
                                         ========     ========      ========     ========     ========
Basic and diluted net loss per share(3)  $  (0.96)                                            $  (1.00)
                                         ========                                             ========
Shares used in computing basic and
  diluted net loss per share(3).......      9,118                                                9,957
                                         ========                                             ========

--------------------------
(a) Radiance Medical Systems, Inc. (formerly CardioVascular Dynamics, Inc.).
(b) Although not reflected in this pro forma statement, at the date of the merger, $3,842 will be expensed for in-process research and development.
(c) Formerly Radiance Medical Systems, Inc., a development stage company, which began operations in August of 1997.
(d) On July 29, 1997, Registrant acquired all of the Common Stock of its independent distributor in Germany, Clinitec. In order to present pro forma operating results as if Clinitec and Registrant's operations were combined at the beginning of the year ended December 31, 1997, the operating results for the seven months before the acquisition date are included.
(1) To reflect amortization of developed technology and identified intangible assets using lives of 3 to 7 years.

(2) To reflect reduction of interest income from cash portion of acquisition consideration of $692 and acquisition costs of $400 at an average rate of 5.5% per annum.
(3) To reflect an increase in the weighted average shares outstanding as 91% of acquisition consideration will be paid using Registrant common stock at $3.33 and $3.43 per share based upon the election of the former (pre-acquisition) Radiance stockholders to convert their shares at either the average signing price or average closing price of Registrant common stock:

         9,118   Registrant shares used in computing basic and diluted net loss per share.

           839   Shares to former (pre-acquisition) RMS shareholders, assuming an August, 1997 acquisition date.
         -----
         9,957   Pro forma shares used in computing pro forma basic and diluted net loss per share.
         =====

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                            RMS
                                       REGISTRANT(a)    ACQUISITION     PRO FORMA
                                         ACTUAL(b)       ACTUAL(c)     ADJUSTMENTS    PRO FORMA
                                       -------------    -----------    -----------    ---------
                                                              (In thousands)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATE:
Revenue:
  Sales.............................   $    7,031         $     --        $   --        $ 7,031
  License fee and other.............        1,605               --            --          1,605
                                       ----------         --------        ------        -------
Total revenue.......................        8,636               --            --          8,636
Costs and expenses:
  Cost of sales.....................        4,339               --            --          4,339
  Research and development..........        5,038            1,025           491 (1)(2)   6,554
  Marketing and sales...............        3,801               --            --          3,801
  General and administrative........        1,855               45            --          1,900
  Minority interest.................          (68)              --            68 (2)         --
                                       ----------         --------        ------        -------
Total operating costs and expenses..       14,965            1,070           559         16,594
                                       ----------         --------        ------        -------
Loss from operations................       (6,329)          (1,070)         (559)        (7,958)
Other income........................        1,136               44           (45)(3)      1,135
                                       ----------         --------        ------        -------
Net loss............................   $   (5,193)        $ (1,026)       $ (604)       $(6,823)
                                       ==========         ========        ======        =======
Basic and diluted net loss per
  share(4)..........................   $    (0.59)                                      $ (0.62)
                                       ==========                                       =======
Shares used in computing basic and
  diluted net loss per share(4).....        8,857                                        11,075
                                       ==========                                       =======

---------------------
(a) Radiance Medical Systems, Inc. (formerly CardioVascular Dynamics, Inc.).
(b) Although not reflected in this pro forma statement, at the date of the merger, $3,842 will be expensed for in-process research and development.
(c) Formerly Radiance Medical Systems, Inc., a development stage company, which began operations in August of 1997.
(1) To reflect amortization of developed technology and identified intangible assets using lives of 3 to 7 years.
(2) To reverse entries to record to Registrant's share of RMS Acquisition (former Radiance) operating results at September 10, 1998, which consisted of $136 of research and development expenses and $68 in minority interests share of losses.
(3) To reflect reduction of interest income from cash portion of acquisition consideration of $692 and acquisition costs of $400 at an average rate of 5.5% per annum.
(4) To reflect an increase in the weighted average shares outstanding as 91% of acquisition consideration will be paid using Registrant common stock at $3.33 and $3.43 per share based upon the election of the former (pre-acquisition) Radiance stockholders to convert their shares at either the average signing price or average closing price, respectively, of Registrant common stock:

         8,857   Registrant shares used in computing basic and diluted net loss per share.

         2,218   Shares to former (pre-acquisition) RMS shareholders, assuming an August, 1997 acquisition date.
        ------
        11,075   Pro forma shares used in computing pro forma basic and diluted net loss per share.
        ======

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                                     REGISTRANT(a)   PRO FORMA
                                                       ACTUAL(b)    ADJUSTMENTS(1)  PRO FORMA
                                                     -------------  --------------  ---------
ASSETS:
   Cash and cash equivalents.......................   $    3,627      $     --      $   3,627
   Marketable securities available-for-sale........       23,301        (1,092)(1)     22,209
   Other current assets............................        5,161            --          5,161
                                                      ----------      --------      ---------
Total current assets...............................       32,089        (1,092)        30,997
Property and equipment, net........................        1,537            --          1,537
Goodwill and other acquired intangibles, net.......        2,288         3,771 (1)      6,059
Other assets.......................................          378            --            378
                                                      ----------      --------      ---------
        Total assets...............................   $   36,292      $  2,679      $  38,971
                                                      ==========      ========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities................................   $    3,532      $     --      $   3,532
Minority interest..................................          910          (910)(1)         --
Stockholders' equity
   Common stock....................................           10             2 (1)         12
   Additional paid-in capital......................       60,679         7,429 (1)     68,108
   Accumulated deficit.............................      (25,014)       (3,842)(1)    (28,856)
   Other stockholders' equity......................       (3,825)           --         (3,825)
                                                      ----------      --------      ---------
        Total stockholder's equity.................       31,850         3,589         35,439
                                                      ----------      --------      ---------
        Total liabilities and stockholder's equity.   $   36,292      $  2,679      $  38,971
                                                      ==========      ========      =========


--------------------
(a) Radiance Medical Systems, Inc. (formerly CardioVascular Dynamics, Inc.).
(b) The accounts of RMS Acquisition (formerly Radiance) are included in the consolidated balance sheet of Registrant at September 30, 1998.
(1) To reflect the total purchase price of $8,523 which will be paid 9% in cash, or $692, and 91% by the issuance of 2,218,000 shares of Registrant Common Stock valued at $7,431. Included in these amounts are shares of Registrant Common Stock issuable for outstanding options for former (pre-acquisition) Radiance Common Stock, which under the Merger Agreement fully vested upon the closing of the transaction and were converted into options for Registrant Common Stock. Lastly, Registrant expects to incur approximately $400 of direct transaction costs that are also treated as part of the purchase price.


The estimated total purchase price has been allocated as follows:
   Book value of minority interest in the former (pre-acquisition) Radiance.....     $    910
   Estimated fair value of developed technology and related intangible assets...        3,072
   Estimated fair value of acquired in-process research and development.........        3,842
   Covenant not to compete......................................................        1,192
   Reclassify amounts assigned to goodwill for previous purchases of
   Former (pre-acquisition) Radiance Preferred Stock............................         (493)
                                                                                     --------
   Estimated total purchase price...............................................     $  8,523
                                                                                     ========
